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                                                                       EXHIBIT 5

                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]

June 14, 1995



Universal Corporate Center
367 South Gulph Road
King of Prussia, PA  19406

Ladies and Gentlemen:

             In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Universal Health Services, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to $150,000,000 principal amount of Debt Securities (the "Debt Securities") which may be issued under and pursuant to a proposed Indenture between the Company and PNC Bank, NA, as trustee (the "Indenture"), we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

             We assume that appropriate action will be taken, prior to the offer and sale of the Debt Securities, to register and qualify such Debt Securities for sale under all applicable state securities or "blue sky" laws.

             In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

             Based on the foregoing, we advise you that in our opinion the Debt Securities which may be issued and sold by the Company have been duly and validly authorized for issuance by the Company, and, when duly executed and authenticated in accordance with the terms of the Indenture and delivered and paid for as contemplated in the Prospectus (including the supplement thereto) forming part of the Registration Statement, the Debt Securities will be legal, valid and binding obligations of the Company (subject to bankruptcy, insolvency and other laws which affect the rights of creditors generally, including the laws of the State of Delaware relating to compromises, arrangements and reorganizations).
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Universal Corporate Center
June 14, 1995
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             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

             The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

                                        Very truly yours,



                                        Fulbright & Jaworski L.L.P.